Exhibit 13.9

ENERGY HUNTER RESOURCES, INC. Investor Presentation December 2016

Energy Hunter Resources, Inc . has filed an offering statement on Form 1 - A relating to its securities with the Securities and Exchange Commission but it has not yet become qualified . You may obtain a copy of the most recent version of the offering statement containing the preliminary offering circular with the following link : https : // www . sec . gov/Archives/edgar/data/ 1679073 / 000156761916003100 / 0001567619 - 16 - 003100 - index . htm . This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of theses securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction . No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted . No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A, until an offering statement is qualified by the U . S . Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date . An indication of interest made by a prospective investor in a Regulation A offering is non - binding and involves no obligation or commitment of any kind . 2 Legal Disclaimer

This presentation may contain forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . The use of words such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates ”, ”projects”, “forecasts”, “proposes”, “should”, “likely” or similar expressions, indicates a forward - looking statement . These statements and all the projections in this presentation are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management . The actual results could differ materially from a conclusion, forecast or projection in the forward - looking information . The identification in this presentation of factors that may affect the company’s future performance and the accuracy of forward - looking statements is meant to be illustrative and by no means exhaustive . Energy Hunter has no history of operations and has not yet acquired or developed any proved oil or gas reserves . All forward - looking statements should be evaluated with the understanding of their inherent uncertainty . Factors that could cause the company’s actual results to differ materially from those expressed or implied by forward - looking statements include, but are not limited to : The success of the company’s exploration and development efforts ; the price of oil, gas and other produced gasses and liquids ; the worldwide economic situation ; changes in interest rates or inflation ; the ability of the company to transport gas, oil and other products ; the ability of the company to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital ; the company’s capital costs, which may be affected by delays or cost overruns ; cost of production ; environmental and other regulations, as the same presently exist or may later be amended ; the company’s ability to identify, finance and integrate any future acquisitions ; and the volatility of the company’s stock price . RESERVE/RESOURCE DISCLOSURE The Securities & Exchange Commission (“SEC”) permits oil and gas reporting companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions of such terms . The Company is not an SEC reporting company . In this presentation, the Company sometimes refers to broader, less precise terms when characterizing reserve estimates, such as “resource potential ”, “recoverable reserves” and “estimated ultimate recovery”, or “EUR”, which the SEC does not permit to be disclosed in SEC filings and are not intended to conform to SEC filing requirements . These estimates are by their nature more speculative than those that would be disclosed in an SEC filing and thus are subject to substantially greater uncertainty of being realized . These estimates as well as any PV - 10 estimates contained herein are based on internal estimates, are not reviewed or reported upon by any independent third party, and are subject to ongoing review . Actual quantities recovered will likely differ substantially from these estimates . Factors affecting ultimate recovery of reserves include the scope of our actual drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices (including prevailing oil and gas prices), availability of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, field spacing rules, actual recoveries of oil and natural gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates, and other factors . These estimates may change significantly as the development of properties provides additional data . Reserve data is presented in barrels of oil equivalent, or “BOE”, amounts . A conversion ratio of one BOE to six thousand cubic feet (“ Mcf ”) of gas, or one barrel (“ Bbl ”) of oil is used, based on an energy content correlation . 3 Important Notices

OFFERING SUMMARY

Offering Summary 5 Issuer Energy Hunter Resources, Inc. Issue Regulation A+ Initial Public Offering Listing NASDAQ Capital Market (“NASDAQCM”) Symbol: “EHR” Offering Size (1) 4.325MM shares at $9 - $11, plus 15% over - allotment Shares Outstanding (Post Offering) (2) 5.325MM , or 5.974MM assuming full exercise of over - allotment Use of Proceeds Drilling and completion of initial six Eagle Ford wells on Karnes County acreage. A portion may also be used for strategic acquisitions and for general corporate purposes. Underwriters FBR and Stifel Joint Book Runners Ladenburg, Northland and Drexel Hamilton Co - Managers (1) Subject to the Regulation A+ maximum offering size limit of $50MM (2) After giving effect to a 1 - for - 5.7 reverse stock split of existing shares pre - IPO

Regulation A+ Overview » Regulation A+ (“Reg. A+”) was created under the JOBS Act as a means for smaller, emerging growth companies to obtain access to the public markets without undergoing the onerous and time consuming process of a typical S - 1 filed IPO » Reg . A+ offers a simplified pathway for a company to get through SEC approval often in less than half the time of a traditional IPO – Reg A+ is a streamlined process by which SEC clearance is typically obtained within 75 - 90 days, versus the 120 - 180 days typical for an S - 1 – Fees and expenses are significantly lower given expedited process » General solicitation rules for Reg. A+ are much more flexible, providing a “testing the waters” period before and after the filing of the offering circular – Enables a newer company to have the opportunity to obtain market exposure prior to the offering » Limits the maximum amount a Company can raise in a Reg. A+ IPO to $50MM (gross) – Follow - on offerings post - IPO will need to be done on Form S - 1 until the Company becomes S - 3 eligible (typically 12 months after the initial offering) » After pricing, there is no difference between shares owned in the Reg . A+ IPO versus a standard type IPO – Shares will be listed on the Nasdaq Capital Market, and be freely tradeable – Since stock is being listed on a national exchange, there are no qualified purchaser requirements » Once the Company is public, it will be subject to the same SEC reporting requirements as any other public company listed on a national exchange 6

7 Sources & Uses Sources of Funds ($000s) Uses of Funds ($000s) Proceeds from Equity Raise $ 50,000 Initial Well Costs 11,250 Additional CapEx 22,500 Working Capital 12,000 Fees & Expenses (1) 4,250 Total Sources $ 50,000 Total Uses $ 50,000 2017 CapEx Plan – Karnes County Acreage (1) Includes offering expenses and other costs associated with becoming a public company and listing on a national exchange $0 $5 $10 $15 $20 Q1'17 Q2'17 Q3'17 Q4'17 Gap Band Mixon Production Assumptions Scenario: Base Well Cost ($MM) $5.625 Initial Wells Drilled: 2 Additional Wells: 4 Start Date: 1/15/2017 First Production: 4/1/2017 ($MM)

Investment Highlights » Opportunity to invest early stage in a proven management team with a track record of value creation ▪ CEO has successfully built, operated and monetized a public E&P company – creating $2.1Bn of value in the process ▪ With the right leadership, the current cyclical low represents opportune time to acquire E&P assets and build a meaningful position in key US oil and gas basins » Highly efficient operator with experience successfully executing in the Eagle Ford and Permian ▪ Management team has previously delivered a 1.8x+ return on capital over a three - year period in target areas ▪ Vast knowledge base enables nimble approach to starting - up and scaling operations while maintaining low overhead » Leverage Management’s extensive network to identify attractive assets before they come to market ▪ Evaluate and bid on non - marketed opportunities - before they ever reach a data room or auction process ▪ Deal flow comes from non - traditional sources and industry contacts » Target “niche”, smaller transactions in proven basins ▪ Target smaller acreage blocks that lack scale to garner interest of larger competitors and strategic bidders ▪ Opportunities must be profitable at prevailing strip prices » Initial asset base located in highly economic and proven Eagle Ford Core ▪ 400 net acres owned in the heart of the Eagle Ford Shale, where third party operators are generating attractive returns at today’s commodity prices ▪ PV - 10 of probable reserves is $18.7MM per NSAI report (1) , and total net recoverable reserves could be 9.7 MMBOE (2) 8 (1) Netherland Sewell & Associates, Inc. (“NSAI”) reserve report dated November 14, 2016. Assumes 6 wells drilled and utilizes So cie ty of Petroleum Engineers (“SPE”) definitions and guidelines and NYMEX strip pricing as of 6 - 30 - 16. (2) Estimated based on 24 potential wells multiplied by 405 MBOE net probable reserves per well calculated for the first six wells (includes 18 potential well locations not currently associated with probable reserves).

MANAGEMENT OVERVIEW & OBJECTIVES

Energy Hunter Resources (“EHR”) has assembled an experienced Management and Technical Team, led by Gary C. Evans, to acquire and develop properties within the most prolific resource plays in the United States 10 Energy Hunter Overview 1. Acquisitions and development projects in known basins that are profitable in today’s environment 2. Leverage Management’s industry network to obtain early access to dealflow Business Objectives 3. Target niche, smaller deals that lack size or are generally overlooked by larger buyers 4. Utilize Management’s knowledge and operational experience in target basins to optimize returns 5. Operate with little to no leverage Basin Focus Permian Basin Eagle Ford Shale Play South Texas NEW MEXICO TEXAS TEXAS

Management

Gary Evans *Chairman & CEO*	➢ Founded Magnum Hunter Resources Inc. (MHR 1.0) in 1985, and served as Chairman & CEO until its sale to Cimarex Energy (Symbol: XEC) in 2005, overseeing the growth of a company he started with an initial $1,000 investment into a ~$2.1Bn sale ➢ Most recently served as Chairman & CEO of Magnum Hunter Resources Corp. (MHR 2.0), which he led from $0.35/sh. upon joining the Company to $9.16/sh. at its peak before the 2014 crash in commodity prices ➢ Founded midstream gas gathering company Eureka Hunter Holdings in 2010; current estimated value ~$1Bn
Kip Ferguson *EVP Exploration/ Development*	➢ 28+ years of exploration and development experience in major U.S. basins ➢ Most recently served as EVP of Exploration for MHR 2.0, where he was in charge of the exploration and development of the Eagle Ford properties ➢ Previously President and Director of Sharon Resources, Inc., which was acquired by MHR 2.0 in 2009 as their entry point into the Eagle Ford Shale play
Roger Burks *Interim CFO*	➢ Certified Public Accountant with 30+ years of accounting, finance, risk management, and financial reporting experience ➢ Co-founder & CEO of WG Consulting, a full-service consulting firm focused on the energy industry ➢ Previously held managing positions at SVP Advisors and Sirius LLP, both financial consulting firms ➢ Previously served as Partner-in-Charge of Deloitte & Touche's Gulf Coast Energy Practice
Brian Burgher *SVP Land*	➢ 30+ years of experience in oil and gas, with an emphasis on leases, land and legal matters ➢ Previously SVP of Land for MHR 2.0 where he served as land manager for their Eagle Ford assets, assembled, developed and sold under his oversight ➢ Oversaw the acquisition, due diligence and divesture of over $1bn of leases and wells ➢ Experience in all facets of field operations and management over the course of his career
Jason Wilson *Manager of Geology*	➢ 20+ years of experience in geology and operations across EHR's target areas ➢ Previously served in MHR 2.0 Eagle Ford operation team that successfully executed the grassroots development of the Gonzales/Lavaca acreage that sold for $401MM ➢ Previously held positions with Anadarko, Sharon Resources and New Standard Energy

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Goal is to acquire the “best of the best” at an attractive price Management actively assesses dealflow in targeted plays to find attractive acquisition opportunities with the objective of generating the highest IRR with the lowest risk Key Points Considered: 1. Go where y ou k now – Stick to areas where Management has prior operating history and expertise – Focus on Permian and Eagle Ford 2. Target smaller bite sizes – Operators no longer require a large acreage position throughout a play to be successful – Better economics typically achievable on acquisitions of smaller, less publicized assets 3. Look for attractive base - case returns – Project must be profitable in a low commodity price environment – R un all rate of return analyses at current strip pricing 4. “Not all rock is the same” – Even within well - known unconventional plays, there’s significant differentiation in rock/reservoir quality – Look for assets in areas near the end of the development cycle with significant offsetting data 5. Fully developed infrastructure with service deployment – Existing market infrastructure and deployed service companies are essential for operational success 12 Asset Evaluation Criteria

13 Basin Economics Breakeven Oil Prices (WTI, $/ B bl ): U.S. Onshore Resource Plays (1) (1) Assumes March 2016 strip gas pricing. Breakeven calculations based on incremental well costs. Source: Third party company reports, Wall Street Research as of March 2016 and Management’s estimates » Energy Hunter’s target areas (Permian & Eagle Ford) have some of the lowest breakevens of U.S. resource plays

14 Favorable Trends in Wellhead Economics Source: Rystad Energy, Halliburton, PacWest. Eagle Ford data as of May 2016, Permian as of February 2016. + + Drilling Optimization Supply Chain Surface Efficiency = $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $0 $2 $4 $6 $8 $10 $12 2011 2012 2013 2014 2015 $/Hz well $/ft lateral Eagle Ford 25% 23% CapEx per Well CapEx per Lateral Foot + 28% 41% CapEx per Well CapEx per Lateral Foot $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $0 $2 $4 $6 $8 $10 $12 2011 2012 2013 2014 2015 $/Hz well $/ft lateral Permian $MM per horizontal well $MM per horizontal well

15 Late 2009 : acquired 2,000 acres in the Eagle Ford for $2.4MM Very early mover to the play » Began building out the position throughout Gonzales and Lavaca Counties » Entered into a 50/50 Joint Venture with Hunt Oil Generated ~ $400MM of value on acreage one county over from EHR’s initial asset position » Current Karnes County acreage has 3x the pay thickness Acquisition Optimization & Development Monetization Prior Eagle Ford Experience Value Through the Drill Bit Invested $260MM of capital for drilling & development » Completed 21 gross wells in first 21 months Hunt completed 10 in same period » Increased the number of stages from 9 to 20+ (decreased spacing) » Avg . 30 - day IP rates of 871 BOEPD Versus 397 BOEPD for Hunt (1) Spring 2013 : Sold ~19,000 net acres in Gonzales/Lavaca Counties to Penn Virginia for $401MM » Received a 1.8x+ return on capital invested over three year period Management’s Operational Track Record in the Eagle Ford Management has successfully executed in the area, previously growing a small acreage position into an asset with 50 wells producing 14 , 260 gross / 5 , 277 net BOEPD (1) Calculated based on the 7 gross wells that had full flowback data as of the time of this analysis

Example of Operational Expertise

Management's Ability to Optimize Acreage

- Successfully increased the number of stages in Operated Eagle Ford JV wells *from 9 to 20+* (at decreased spacing)
  - Increased the effective length of treated lateral to **maximize production**



Average 20+ Stage 24-Hour IP = 1,606 Boepd
Average 20+ Stage 30-Day IP = 871 Boepd
Average 30-Day IP[1] = 397 Boepd
Average 24-Hour IP[1] = 561 Boepd
Cinco Ranch 1H
Cinco Ranch 2H
JP Ranch 1H
O. Borchers 1H
JP C Ranch 3H
JP D Ranch 4H
Cinco Ranch D 4H
Gonzo Hunter 1H
Shiner Ranch 1H
Southern Hunter 1H
Gonzo North 1H
Furth 1H
GeoHunter 1H
Sable Hunter 1H
Oryx Hunter 1H
Furth 2H
Kudu Hunter 1H
Snipe Hunter 1H
Leopard Hunter 1H
Gonzo North 2H
Hawg Hunter 1H
Oryx Hunter 2H
Southern Hunter 2H
Kudu Hunter 2H
Leopard Hunter 2H
Leopard Hunter 3H
Moose Hunter 1H
Snipe Hunter 2H
9 Stages
13 – 16 Stages
20+ Stages
Hunt Operated Wells
MHR Operated Gonzales / Lavaca Wells
30-Day IP Rate (Boepd)
24-Hour IP Rate (Boepd)
24-Hour IP Average
30-Day IP Average

(1) Calculated based on the 7 gross wells that had full flowback data as of the time of this analysis

Key Points

- Primary operator of Gonzales / Lavaca Eagle Ford JV with 50% WI
  - 21 gross MHR-Operated wells completed as of 8/31/12
    - *Versus* ***10*** gross Hunt-Operated wells completed as of 8/31/12
- Completion results and 30-day production far outperformed partner's:
  - Avg. IP/30-day rates of 1,606/871 BOEPD (20+ Stages)
    - Avg. IP/30-day rates of Hunt Oil **561/397 BOEPD**[1]
  - Type Curve **EUR 450–580 MBOE**
- MHR operated Eagle Ford wells among the best in the play:
  - 6,000'+ lateral length
  - **20+ stages**
  - Decreased stage spacing
- Grew to 50 wells producing to sales

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INITIAL ASSET OVERVIEW

Lease Positions by Operator Current Acreage Ownership » Three of the top five Eagle Ford producers have large acreage positions in Karnes County » EHR’s acreage is located among a “hot spot” of EUR’s ranging from 400 - 800 MBO, as denoted in the map on the right 18 Prime Positioning in Core of Eagle Ford Play Source: ShaleExperts Operator Acreage data through September 2016, Investor Presentations, DrillingInfo and Wall Street Research March 2016 Estimated Ultimate Recovery (MBO) Average per Producing Well Karnes County

Initial Asset Portfolio Overview

427 gross (400 net) acres located in the heart of the Eagle Ford Shale (EFS) along the Edwards trend in Karnes County, TX.

- Karnes county is the **top crude oil producing county in the State of Texas by volume**
- Eagle Ford Shale is one of the most prolific liquids producers in the U.S. and is the largest producer of tight oil, accounting for 30% of total U.S. tight oil production[1]
- An estimated 24 wells can be drilled across two projects, only six of which are included in NSAI reserve report
  - Total net recoverable reserves could be ~9.7 MMBOE[2]
- Adjacent producers include: ConocoPhillips, EOG Resources and Marathon Oil

Projected Economics[3]

Gap Band & Mixon Projects	
Initial Drilling:	6 wells
CAPEX per Well (MM$)	$5.625
Net Probable Reserves: Oil: Gas:	2,430 MBOE 1,476 MBbl 5,728 MMcf
PV-10 (MM$)	$18.7



Karnes - EFS
Guadalupe
Bexar
Gonzales
Northeast Oil
Wilson
Karnes Trough Condensate
Edwards Condensate
Black Oil
Karnes
DeWitt
Victoria
Goliad
SE Gas
Bee
McMullen
Live Oak
Woodmac Type Curve Areas

(1) For the twelve-month period ended June 30, 2016
(2) Estimated based on 24 potential wells multiplied by 405 MBOE net probable reserves per well calculated for the first six wells (includes 18 potential well locations not currently associated with probable reserves)
(3) Estimates per NSAI report dated November 14, 2016. Assumes 6 wells drilled and utilizes SPE definitions and guidelines and 6-30-16 NYMEX Strip Pricing.
Sources: Energy Information Administration of U.S. Department of Energy ("EIA"), Wood Mackenzie and Wall Street Research

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20 Initial Asset Base Estimated Reserves Present Worth Net Probable Reserves: 2,430 MBOE (1) Estimated based on 24 potential wells multiplied by 405 MBOE net probable reserves per well calculated for the first six wells (includes 18 potential well locations not currently associated with probable reserves) (2) NSAI report dated November 14, 2016. Assumes 6 wells drilled and utilizes SPE definitions and guidelines and NYMEX strip pricing as of 6 - 30 - 16. Reserve Profile (2) Gas 39% Oil 61% Mixon $7.3 Gap Band $11.4 PV - 10 (MM$): $18.7 » Purchased Karnes County acreage for $1.1MM in July 2016 Received PV - 10 value of probable reserves of $18.7MM per NSAI reserve report Reserve report only evaluated 6 of the 24 total potential drilling locations » Based on the 24 total drilling locations identified, total net recoverable reserves could be 9.7 MMBOE (1)

21 Asset Economics Gap Band Mixon Single Well Economics (2) (1) Management estimates utilizing SPE definitions and guidelines and 10 - 31 - 16 NYMEX Strip pricing, and assuming $5.625MM cost per well (2) G as held at $2.50/ mmbtu for flat price decks. Returns calculated based on wells drilled after the initial 6 (which hold a carried interest). Compelling projected returns in today’s commodity price environment (1) 13% 24% 37% 51% 67% 86% 106% NYMEX: 81% 0% 20% 40% 60% 80% 100% 120% $30 $35 $40 $45 $50 $55 $60 IRR Price Oil - WTI ($/bbl) Well Metrics (1) 30 - day IP (Gross) (BOE/d) 1,041 EUR (Gross) (MBOE) 626 NPV (10%) (M$) 4,177 Payout (years) 1.1 Single Well Economics (2) 3% 11% 19% 28% 39% 51% 65% NYMEX: 51% 0% 20% 40% 60% 80% $30 $35 $40 $45 $50 $55 $60 IRR Price Oil - WTI ($/bbl) Well Metrics (1) 30 - day IP (Gross) (BOE/d) 1,061 EUR (Gross) (MBOE) 575 NPV (10%) (M$) 2,816 Payout (years) 1.5

The Opportunity - Mixon & Gap Band

Extensive Development Opportunities	➢ 14 wells can be drilled in the Lower Eagle Ford (LEF) formation – LEF is ~185' thick with an average net pay thickness of 155' ➢ 10 wells can be drilled in the Upper Eagle Ford (UEF), which is 67' thick with 38' of net pay ➢ Lateral lengths average 3,500' (20 frac stages @ 180' spacing) ➢ Expected recoverable reserves are 600 MBOE (gross) per well ➢ Total net recoverable reserves could be 9.7 MMBOE[(1)]
Attractive Production Profile	➢ At current NYMEX strip pricing, wells reach payout in just over a year ➢ Historical offset production compares to the best in the trend – ConocoPhillips David Reynolds well located 2 miles from Gap Band acreage has an EUR of 963 MBOE – Same lateral length as EHR's wells, fewer frac stages ➢ Drilling and completion costs have decreased dramatically, improving per well economics
Infrastructure Take Away	➢ Projects situated in the heart of the EFS trend and surrounded by existing production units ➢ Karnes County area has numerous take away options for produced natural gas, either low pressure gathering or high pressure transport ➢ Wet gas processing capacity is abundant and available ➢ Energy Transfer, DCP Midstream and Enterprise Products pipelines are located within 1-2 miles from both the Mixon and Gap Band Projects

(1) Estimated based on 24 potential wells multiplied by 405 MBOE net probable reserves per well calculated for the first six wells (includes 18 potential well locations not currently associated with probable reserves)

Source: Company Data & Projections and Wall Street Research

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Investment Highlights » Opportunity to invest early stage in a proven management team with a track record of value creation ▪ CEO has successfully built, operated and monetized a public E&P company – creating $2.1Bn of value in the process ▪ With the right leadership, the current cyclical low represents opportune time to acquire E&P assets and build a meaningful position in key US oil and gas basins » Highly efficient operator with experience successfully executing in the Eagle Ford and Permian ▪ Management team has previously delivered a 1.8x+ return on capital over a three - year period in target areas ▪ Vast knowledge base enables nimble approach to starting - up and scaling operations while maintaining low overhead » Leverage Management’s extensive network to identify attractive assets before they come to market ▪ Evaluate and bid on non - marketed opportunities - before they ever reach a data room or auction process ▪ Deal flow comes from non - traditional sources and industry contacts » Target “niche”, smaller transactions in proven basins ▪ Target smaller acreage blocks that lack scale to garner interest of larger competitors and strategic bidders ▪ Opportunities must be profitable at prevailing strip prices » Initial asset base located in highly economic and proven Eagle Ford Core ▪ 400 net acres owned in the heart of the Eagle Ford Shale, where third party operators are generating attractive returns at today’s commodity prices ▪ PV - 10 of probable reserves is $18.7MM per NSAI report (1) , and total net recoverable reserves could be 9.7 MMBOE (2) 23 (1) Netherland Sewell & Associates, Inc. (“NSAI”) reserve report dated November 14, 2016. Assumes 6 wells drilled and utilizes So cie ty of Petroleum Engineers (“SPE”) definitions and guidelines and NYMEX strip pricing as of 6 - 30 - 16. (2) Estimated based on 24 potential wells multiplied by 405 MBOE net probable reserves per well calculated for the first six wells (includes 18 potential well locations not currently associated with probable reserves).

APPENDIX

KEY PROJECT ASSUMPTIONS Gap Band Gross Probable Reserves (MBO) 387 Complete Well Cost ($000s) $5,625 Working Interest 93.75% First Production; 87.5% Pay Out Net Revenue Interest 70.31% First Production; 65.63% Pay Out Severance Tax (Oil % / Gas %) 4.6 / 7.5 Ad Valorem Tax (% Rev) 2.5% Fixed LOE ($/Mo.) $15,000 First Production $7,000 terminal Water Op Cost ($/ Bbl ) $1.00 Oil Price Differential ($2.00) Gas Price Differential ($0.25) MMBtu/ Mcf 1.15 Land Position (gross) 150 acres Well Spacing ( ft ) 500 Average Lateral Length ( ft ) 3,500 Frac staging 20 stages @ 180’ spacing Total Wells Drilled 3 25 Illustrative Single Well Economics – Gap Band TYPE CURVES Parameter Assumptions: 30 - day IP (BO/d / BOE/d) 667 / 1,041 Initial Decline (Oil) 88% B Factor 0.8

26 Gap Band Leasehold Position Gap Band

27 Gap Band Project Development Plan Anacacho Upper Austin Chalk Upper Eagle Ford Lower Eagle Ford Lower Austin Chalk Buda 185 ’ 67’ New Drill Dev #3 Dev #2 Additional Drilling Locations 2 - Upper Lower Eagle Ford 5 - Lower Eagle Ford 7 - Total Locations Current EFS “M” & “W” Development Pattern 150 gross acres - 5 to 8 Well P otential - Excellent O ffset R esults - 3415’ to 3575’ Laterals 5 00’ Spacing Lwr EFS 5 00’ Spacing Upr EFS

KEY PROJECT ASSUMPTIONS Mixon Gross Probable Reserves (MBO) 343 Complete Well Cost ($000s) $5,625 Working Interest 93.75% First Production; 87.5% Pay Out Net Revenue Interest 70.31% First Production; 65.63% Pay Out Severance Tax (Oil % / Gas %) 4.6 / 7.5 Ad Valorem Tax (% Rev) 2.5% Fixed LOE ($/Mo.) $15,000 First Production $7,000 terminal Water Op Cost ($/ Bbl ) $1.00 Oil Price Differential ($2.00) Gas Price Differential ($0.25) MMBtu/ Mcf 1.15 Land Position (gross) 277 acres Well Spacing ( ft ) 400 Average Lateral Length ( ft ) 3,500 Frac staging 20 stages @ 180’ spacing Total Wells Drilled 3 28 Illustrative Single Well Economics – Mixon TYPE CURVES Parameter Assumptions: 30 - day IP (BO/d / BOE/d) 668 / 1,061 Initial Decline (Oil) 97.75% B Factor 1.0

29 Mixon Leasehold Position

Mixon Project Development Plan Anacacho Upper Austin Chalk Upper Eagle Ford Lower Eagle Ford Lower Austin Chalk Buda 30 185 ’ 67’ New Drill Dev #3 Dev #2 Additional Drilling Locations 8 - Upper Lower Eagle Ford 9 - Lower Eagle Ford 17 - Total Locations Current EFS “M” & “W” Development Pattern 277 gross acres - 14 to 25 Well P otential - Excellent O ffset Results

31 Eagle Ford Permits Wells Permitted and Completed as of 10/1/2016 Source: Texas Railroad Commission

32 Eagle Ford Regional Extent Karnes - EFS Magnum - EFS

11/29/2016 33 Karnes County Project Property Eagle Ford Shale - Shelf Depth (TVD, ft.) 10,000 - 12,700’ Gross Thickness (ft.) 250 – 300’ Silica Content (%) 10 - 30% Clay Content (%) <20% TOC (%) 2.0 - 6.0% Ro (%) 1.0 - 1.27% Avg. Log Porosity (%) 5 - 12% Pressure Gradient (psi/ft.) 0.5 - 0.65 Water Saturation (%) 12 – 35% Adsorbed Gas (%) 20 – 40% Gas - in - Place ( Bcfe /section) 40 - 150

34 Proven Partners » Founded in 1910 – 1,408 offices in 154 different countries » 300+ publicly traded U.S. clients » Ranked 5 th globally Management has engaged a group of top - tier service providers and industry experts to ensure the utmost quality execution in all facets of the business BDO USA, LLP » Founded in 1961 » #1 petroleum consulting firm for SEC reserve reporting » Clients include: Netherland, Sewell & Associates, Inc. Auditors Reserve Engineers

Energy Hunter Resources, Inc. 1048 Texan Trail Grapevine, Texas 76051 info@energyhunter.energy (844) 887 - 3250 Investor Relations Contact: □ Anthony Andora Phone: (720) 317 - 8927 Email: aandora@energyhunter.energy 35 Contact Information